UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

 Date of report:  January 11, 2006

(Date of earliest event reported)

MAIN STREET RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-18668

DELAWARE	11-2948370
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

5050 N. 40TH STREET, SUITE 200, PHOENIX, ARIZONA 85018

(Address of principal executive offices, including zip code)

(602) 852-9000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

   240.14d-2(b)

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

   240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Main Street Restaurant Group, Inc. (the “Company”) issued a news release dated January 11, 2006, entitled “Main Street Restaurant Group, Inc. Announces:

▪       Fourth Quarter Revenue Growth of 6.1% and  a same-store sales increase of 5.0%

▪        $2.5 million in restaurant closure charges for  Fourth Quarter

▪      Management to Present at ICR XChange Investor Conference January 12th

a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report on Form 8-K shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Report is available on the Company’s website located at www.mainandmain.com, although the Company reserves the right to discontinue that availability at any time.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired

Not Applicable

(b)  Pro Forma Financial Information

Not Applicable

(c)  Shell Company Transactions

      Not Applicable

(d)  Exhibits

Exhibit No.                       Exhibit Description

99                                                   Press Release dated January 11, 2006 entitled “Main Street Restaurant Group, Inc. Announces (i) Fourth Quarter Revenue Growth of 6.1% and  a same-store sales increase of 5.0%, (ii) $2.5 million in restaurant closure charges for  Fourth Quarter and (iii) Management to Present at ICR XChange Investor Conference January 12, 2006”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Main Street Restaurant Group, Inc.

Dated: January 11, 2006	By : /s/ Michael Garnreiter
Michael Garnreiter Executive Vice President and Chief Financial Officer